NUMBER
DS 2791

SHARES

DOCUMENT SECURITY SYSTEMS, INCORPORATED

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

CUSIP 25614T 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

SPECIMEN

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.02 EACH OF THE COMMON STOCK OF

DOCUMENT SECURITY SYSTEMS, INCORPORATED

transferable on the books of the Corporation at the office of its Transfer Agent by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Organization and By-laws of the Corporation and any amendments thereto, to all of which the holder by acceptance hereof assents.

This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated

DOCUMENT SECURITY SYSTEMS, INCORPORATED
1984
NEW YORK

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT
BY
AUTHORIZED SIGNATURE